Exhibit 99.1

FOR IMMEDIATE RELEASE

EXTERRAN PARTNERS, L.P. PRICES PREVIOUSLY ANNOUNCED

PUBLIC OFFERING OF COMMON UNITS

Houston, Texas—February 29, 2012—Exterran Partners, L.P. (NASDAQ: EXLP) (the “Partnership”) today announced that it priced a previously announced underwritten public offering of 4,500,000 common units representing limited partner interests in the Partnership at $24.05 per common unit. The offering is expected to close on or about March 5, 2012. The Partnership also granted the underwriters a 30-day option to purchase up to 675,000 additional common units to cover over-allotments, if any.

The Partnership intends to use all of the net proceeds, in the amount of $103.8 million, of this offering to repay borrowings outstanding under its revolving credit facility. Amounts repaid under its revolving credit facility, subject to the terms of the facility, may be reborrowed for general partnership purposes, including to fund a portion of the consideration for the previously announced acquisition of compression and processing assets from Exterran Holdings, Inc. pursuant to that certain Contribution, Conveyance and Assumption Agreement, dated as of February 22, 2012, if consummated.

Wells Fargo Securities, Barclays Capital and Citigroup are acting as joint book-running managers. A copy of the preliminary prospectus supplement and prospectus relating to the offering may be obtained from the following addresses:

Wells Fargo Securities Attn: Equity Syndicate Department 375 Park Avenue New York, NY 10152 Telephone: (800) 326-5897 cmclientsupport@wellsfargo.com	Barclays Capital c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Telephone: (888) 603-5847 barclaysprospectus@broadridge.com

Citigroup Attn: Prospectus Department Brooklyn Army Terminal 140 58th Street, 8th Floor Brooklyn, New York 11220 Telephone: (800) 831-9146 batprospectusdept@citi.com

This offering is made pursuant to an effective shelf registration statement and prospectus filed by the Partnership with the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy the common units described herein, nor shall there be any sale of these common units in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Exterran Partners, L.P. (NASDAQ: EXLP) provides natural gas contract operations services to customers throughout the United States.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are “forward-looking statements.” These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the control of the Partnership, which could cause actual results to differ materially from such statements including, but not limited to, statements related to the proposed offering and the proposed acquisition.

While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are: changes in the capital and financial markets that impact the effect of the proposed acquisition; the results of the review of the proposed acquisition by regulatory agencies and the failure to satisfy various other conditions to the closing of the acquisition; local, regional, national and international economic conditions and the impact they may have on the Partnership and its customers; changes in tax laws that impact master limited partnerships; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in political or economic conditions in key operating markets, including international markets; and changes in safety, health, environmental and other regulations.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2011 and those set forth from time to time in the Partnership’s filings with the SEC. Except as required by law, the Partnership expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

Source: Exterran Partners, L.P.

Exterran Partners, L.P.

Investors:

David Oatman, 281-836-7035

or

Media:

Susan Moore, 281-836-7398